UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 314-9761

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2024, First Advantage Corporation (“First Advantage” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of David L. Gamsey as Executive Vice President and Chief Financial Officer of the Company

On August 5, 2024, David L. Gamsey notified the Company of his intent to retire from his position as Executive Vice President and Chief Financial Officer, effective November 8, 2024. Mr. Gamsey will continue to be employed by the Company and serve as an Executive Vice President in a transitional role until December 1, 2024, at which time he will retire from the Company. On August 7, 2024, the Company entered into a retirement agreement and general release of all claims with Mr. Gamsey (the “Retirement Agreement”), pursuant to which Mr. Gamsey’s employment will end on December 1, 2024. Under the terms of the Retirement Agreement, Mr. Gamsey’s existing compensation arrangements will be modified by:

•
Accelerating the vesting of Mr. Gamsey’s outstanding and unvested equity awards, consisting of 189,960 unvested restricted stock awards and 187,582 unvested stock options to December 1, 2024, allowing for cashless exercise of his stock options, and extending the exercise period of his stock options from 30 days after termination to a period of 180 days after termination;
•
Agreeing to pay any Management Incentive Compensation Plan annual bonus for the full 2024 calendar year at an amount that Mr. Gamsey would have received if he remained employed with the Company through the payment date; and,
•
Agreeing to pay any bonuses related to the pending acquisition of Sterling Check Corp. in an amount determined by the Company that is consistent with Mr. Gamsey’s former position as Chief Financial Officer.

Additionally, in consideration for the foregoing benefits, Mr. Gamsey agreed to generally release the Company from claims through the execution date of the Retirement Agreement and to re-execute a release as of December 1, 2024.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Selection of Steven Marks as Executive Vice President and Chief Financial Officer of the Company

In conjunction with Mr. Gamsey’s retirement, on August 8, 2024, the Company announced that Steven Marks, age 38, will succeed Mr. Gamsey as Executive Vice President and Chief Financial Officer and serve as principal financial officer, in addition to continuing to serve as principal accounting officer, effective November 8, 2024. Mr. Marks joined the Company in 2016 and has served as Chief Accounting Officer since February 2022. Mr. Marks previously served as Senior Vice President, Accounting and Controller, and various other accounting leadership functions. Before joining the Company, Mr. Marks held accounting and financial reporting roles at Serta Simmons Bedding, LLC. Mr. Marks began his career in public accounting at PricewaterhouseCoopers. Mr. Marks holds a B.S. in Accounting and a Master of Accounting from the University of Florida. Mr. Marks is a licensed CPA in Georgia.

Mr. Marks was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Marks that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release, relating to Mr. Gamsey’s retirement and the appointment of Mr. Marks. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement, dated as of August 7, 2024, between David L. Gamsey and First Advantage Corporation.
99.1	Press Release of First Advantage Corporation dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	August 8, 2024	By:	/s/ David L. Gamsey
Name: David L. Gamsey Title: Executive Vice President & Chief Financial Officer